UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2011
LINDSAY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13419	47-0554096

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 North 111th Street Omaha, Nebraska	68164

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (402) 829-6800
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 31, 2011, Lindsay Corporation (the “Company”) entered into a Seventh Amendment (the “Amendment”) to the Employment Agreement (the “Agreement”) between the Company and Richard W. Parod, President and Chief Executive Officer of the Company. This Amendment extended the term of the Agreement for two additional years so that the term shall continue in effect until April 5, 2013. A copy of the Amendment is filed as Exhibit 10.1 hereto.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On January 31, 2011, the Board of Directors of the Company adopted an amendment to the By-Laws of the Company to remove Section 3.15 of the existing By-Laws which required a director to retire from the Board of Directors no later than the annual meeting following his 70th birthday at which his term of office ends and prohibited re-nomination of that director for another term. In adopting the amendment, the Board of Directors felt that a strict age limitation for serving on the Board of Directors was not necessary as the Board’s peer review process provides the Board with the ability to assess a director’s contributions and suitability to stand for re-election. The amendment of the By-Laws was effective immediately. A copy of the Amended and Restated By-Laws of the Company is filed herewith as Exhibit 3.1 and incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company’s annual meeting of stockholders was held on January 31, 2011. As of the record date for the annual meeting, December 2, 2010, there were 12,543,201 shares of common stock entitled to vote at the meeting, of which the holders of 10,661,348 shares (85%) were represented at the meeting. The matters voted on and the voting results are as follows:
1. Election of Directors for terms ending in 2014.

	For	Withheld	Broker Non-Vote

Michael N. Christodolou	8,596,448	277,833	1,787,067
W. Thomas Jagodinski	8,831,245	43,036	1,787,067
J. David McIntosh	8,668,341	205,940	1,787,067
2. Ratification of the appointment of KPMG LLP as the independent auditor for the Company for the fiscal year ending August 31, 2011.

For —	10,547,998
Against —	110,685
Abstain —	2,665
Broker Non-Vote —	0

3. Non-binding vote on a resolution to approve the compensation of the Company’s named executive officers.

For —	8,259,789
Against —	124,279
Abstain —	490,213
Broker Non-Vote —	1,787,067
4. Non-binding vote on whether a stockholder vote to approve the compensation of the Company’s named executive officers should be taken every year, every second year or every third year.

Every year —	6,869,730
Every second year —	37,315
Every third year —	1,535,690
Abstain —	431,546
Broker Non-Vote —	1,787,067
In light of the foregoing majority stockholder vote in favor of holding a non-binding stockholder vote every year to approve the compensation of the Company’s named executive officers, the Company’s Board of Directors has decided to hold such a non-binding stockholder vote every year to approve the compensation of the Company’s named executive officers. The Company shall continue to hold such vote every year until the next vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers.
Item 9.01. Financial Statements and Exhibits

3.1	Amended and Restated By-Laws

10.1	Seventh Amendment to Employment Agreement, dated January 31, 2011, between the Company and Richard W. Parod

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2011	LINDSAY CORPORATION
	By:	/s/ David B. Downing
David B. Downing, President — International
Operations and Chief Financial Officer